UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008

SOUTHWEST WATER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-8176	95-1840947
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
ONE WILSHIRE BUILDING 624 SOUTH GRAND AVENUE, SUITE 2900 LOS ANGELES, CALIFORNIA 90017-3782
(Address of Principal Executive Offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

The information contained in the discussion under Item 2.03 below is incorporated by reference herein.

Item 1.02               Termination of a Material Definitive Agreement

On February 15, 2008, the Company terminated the Amended and Restated Credit Agreement dated April 1, 2005 between the Company and five syndicated banks including Bank of America, Union Bank of California, Bank of the West, CoBank and Citibank. The foregoing agreement was due to expire in April, 2010. The $84.5 million amount outstanding at termination was repaid with proceeds from a revised Amended and Restated Credit Agreement discussed under Item 2.03..

 Item 2.03               Creation of a Direct Financial Obligation

 On February 15, 2008, the Company entered into a Credit Agreement dated as of February 15, 2008, among the Company, as borrower, the several lender parties thereto, including Bank of America, as Administrative Agent, , Banc of America Securities, Keybank, CoBank, U.S. Bank, JPMorgan Chase Bank, Comerica Bank, Citibank and Union Bank of California. Pursuant to a Continuing Guaranty dated February 15, 2008, the borrowings under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries in favor of Bank of America, as administrative agent and the various Lenders..

 The Credit Agreement provides for a $150 million revolving credit facility. The Company may elect to increase the amount of the credit facility by an amount not to exceed $75 million during the term of the Credit Agreement. At the Company’s option, any loan under the credit facility (other than swingline loans) will bear interest at a rate equal to (i) LIBOR plus the applicable margin (as provided for in the Credit Agreement), or (ii) a base rate (as defined) minus the applicable margin. The Credit Agreement will expire on February 15, 2013. The initial borrowing by the Company under the Credit Agreement on February 15, 2008 was approximately $85 million.

The Credit Agreement contains customary affirmative and negative covenants. The financial covenants include covenants relating to the maintenance of specified maximum or minimum, as the case may be, total capitalization, EBITDA coverage, bondable capacity and operating income ratios. The Credit Agreement also contains customary events of default, including cross defaults to other obligations. Upon the occurrence of an event of default, the outstanding obligations under the Credit Agreement may be accelerated and become due and payable immediately.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

2

Item 9.01               Financial Statements and Exhibits

 The following exhibit is filed with this Current Report pursuant to Items 1.01 and 2.03:

(c)  Exhibits

10.1	Credit Agreement dated as of February 15, 2008 among the Company, as borrower, the several lenders parties thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, Keybank National Association, as Syndication Agent, and CoBank ACB, U.S. Bank National Association and JPMorgan Chase Bank, N.A., as Documentation Agents.

99.1	Press Release dated February 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY

		By:	/s/ William K. Dix
William K. Dix
General Counsel and Corporate Secretary

Dated:	February 22, 2008